Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

KPET Ultra Paceline Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-sixth of one warrant	(1)	457(a)	23,000,000	$10.00	$230,000,000.00	0.0001381	$31,763.00
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	23,000,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Warrants included as part of the units	(3)	Other	3,833,333	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the warrants included as part of the units	(4)	Other	3,833,333	$11.50	$44,083,329.50	0.0001381	$6,087.91

Total Offering Amounts:							$274,083,329.50		37,850.91
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$37,850.91

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 500,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(3)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions.